Exhibit 99.1

Tenet Reports First Quarter 2023 Results;
Raises 2023 Outlook
•Net income from continuing operations available to common shareholders in first quarter 2023 was $143 million, or $1.32 per diluted share

•Adjusted diluted earnings per share from continuing operations1 of $1.42 in first quarter 2023

•Consolidated Adjusted EBITDA1 in first quarter 2023 of $832 million, including $3 million of grant income

•First quarter 2023 Ambulatory Care Adjusted EBITDA of $340 million grew 21.4% over first quarter 2022 excluding grant income

•Same-facility system-wide ambulatory surgical cases increased 7.9% versus first quarter 2022; Same-hospital adjusted admissions increased 6.7% versus first quarter 2022

•FY 2023 Adjusted EBITDA Outlook increased, now expected to be in the range of $3.210 billion to $3.410 billion

DALLAS — April 25, 2023 — Tenet Healthcare Corporation (Tenet) (NYSE: THC) today announced its results for the quarter ended March 31, 2023.

"We delivered a positive start to the year across the organization and in particular, strong growth in revenues, volumes, and Adjusted EBITDA in our ambulatory care segment," said Saum Sutaria, M.D., Chief Executive Officer of Tenet. "Our commitment to expanding access to high-quality, specialty care and maintaining our disciplined approach to managing operations enable us to effectively execute on our growth strategy in each of our businesses."

Tenet’s results for first quarter 2023 versus first quarter 2022 are as follows:

	Three Months Ended March 31,
($ in millions, except per share results)	2023	2022
Net operating revenues	$5,021	$4,745
Net income available to Tenet common shareholders from continuing operations	$143	$139
Net income available to Tenet common shareholders from continuing operations per diluted share	$1.32	$1.27
Adjusted EBITDA[1] excluding grant income	$829	$882
Adjusted EBITDA[1]	$832	$888
Adjusted diluted earnings per share from continuing operations[1]	$1.42	$1.90

•Net income from continuing operations available to the Company’s common shareholders in the first quarter 2023 was $143 million, or $1.32 per diluted share, versus $139 million, or $1.27 per diluted share, in first quarter 2022.

•First quarter 2023 included COVID-related stimulus grant income of $3 million pre-tax ($2 million after-tax, or $0.02 per diluted share) versus $6 million pre-tax ($4 million after-tax, or $0.04 per diluted share) in first quarter 2022.

•The Company recognized additional income tax expense for the three months ended March 31, 2023 of approximately $19 million, or $0.18 per diluted share, and $32 million, or $0.29 per diluted share for the three months ended March 31, 2022, as a result of interest expense limitation regulations.

•Adjusted EBITDA excluding grant income in first quarter 2023 was $829 million compared to $882 million in first quarter 2022, reflecting strong growth in our Ambulatory Care segment, strong volumes in our Hospital Operations segment, the receipt of $27 million of cybersecurity insurance proceeds, and improved contract labor costs. First quarter 2022 results included a $69 million gain on the sale of certain medical office buildings and $31 million of revenue associated with the approval of Texas Medicaid supplemental funding programs related to the last four months of 2021.

Balance Sheet and Cash Flows

•Cash flows provided by operating activities for the three months ended March 31, 2023 were $449 million versus $228 million for three months ended March 31, 2022 ($422 million excluding $194 million of repayments associated with Medicare advances).

•The Company produced free cash flow1 of $214 million for the three months ended March 31, 2023 versus $73 million for the three months ended March 31, 2022 ($267 million excluding the repayment of Medicare advances).

•In the first quarter of 2023, the Company repurchased 906,346 shares of common stock for $50 million.

•The Company’s ratio of net debt to Adjusted EBITDA1 was 4.19x at March 31, 2023 compared to 4.10x at December 31, 2022.

•The Company had no outstanding borrowings on its $1.5 billion line of credit as of March 31, 2023.

Ambulatory Care (Ambulatory) Segment

Tenet’s Ambulatory business segment is comprised of the operations of United Surgical Partners International (USPI). As of March 31, 2023, USPI had interests in 445 ambulatory surgery centers (305 consolidated) and 24 surgical hospitals (eight consolidated) in 35 states. For all periods prior to June 30, 2022, the Company owned 95% of the voting stock of USPI and now owns 100%.

	Three Months Ended March 31,
Ambulatory segment results ($ in millions)	2023	2022
Revenues
Net operating revenues	$905	$738
Same-facility system-wide net patient service revenues[2]	$1,637	$1,498
Volume Changes versus the Prior-Year Period
Same-facility system-wide surgical cases[2]	7.9%	8.0%
Same-facility system-wide surgical cases on same-business day basis[2]	7.9%	6.3%
Adjusted EBITDA, Margins and Noncontrolling Interest (NCI)
Adjusted EBITDA excluding grant income	$340	$280
Adjusted EBITDA	$340	$282
Adjusted EBITDA margin excluding grant income	37.6%	37.9%
Adjusted EBITDA margin	37.6%	38.2%
Adjusted EBITDA less facility-level NCI excluding grant income	$214	$186
Adjusted EBITDA less facility-level NCI	$214	$187
Adjusted EBITDA less total NCI excluding grant income	$214	$182
Adjusted EBITDA less total NCI	$214	$183

•First quarter 2023 net operating revenues increased 22.6% compared to first quarter 2022 driven by strong same-facility net surgical case growth, acquisitions and opening of new facilities, service line growth and improved pricing yield.

•Surgical business same-facility system-wide net patient service revenues increased 9.3% in first quarter 2023 compared to first quarter 2022, with cases up 7.9% and net revenue per case up 1.3%.

•First quarter 2023 Adjusted EBITDA excluding grant income increased 21.4% relative to first quarter 2022, due to strong same-facility system-wide surgical case growth, contributions from acquisitions and de novo facilities, improved pricing yield, and effective expense management.

Hospital Operations and Other (Hospital) Segment

Tenet’s Hospital business segment is primarily comprised of acute care and specialty hospitals, imaging centers, ancillary outpatient facilities, micro-hospitals and physician practices.

	Three Months Ended March 31,
Hospital segment results ($ in millions)	2023	2022
Revenues
Net operating revenues (prior to inter-segment eliminations)	$3,899	$3,798
Grant income	$3	$4
Same-hospital net patient service revenues[3]	$3,547	$3,507
Same-Hospital Volume Changes versus the Prior-Year Period
Admissions	4.3%	(4.7)%
Adjusted admissions[4]	6.7%	(1.4)%
Outpatient visits (including outpatient ER visits)	—%	1.4%
Emergency Room visits (inpatient and outpatient)	4.8%	13.9%
Hospital surgeries	2.3%	(0.2)%
Adjusted EBITDA
Adjusted EBITDA excluding grant income	$402	$510
Adjusted EBITDA	$405	$514
Adjusted EBITDA margin excluding grant income	10.3%	13.4%
Adjusted EBITDA margin	10.4%	13.5%

•First quarter 2023 net operating revenues increased 2.7% from first quarter 2022 due to increased adjusted admissions, partially offset by lower COVID-related volume and acuity.

•Same-hospital net patient service revenue per adjusted admission decreased 5.2% year-over-year for first quarter 2023 primarily due to lower COVID-related volumes and acuity as well as various government funding reductions, including the full reinstatement of the Medicare 2% sequestration revenue reduction in the third quarter 2022. Additionally, first quarter 2022 included $31 million of revenue associated with the approval of Texas Medicaid supplemental funding programs related to the last four months of 2021. COVID admissions were 4% of total admissions in the first quarter of 2023 versus 12% in the first quarter 2022. First quarter non-COVID inpatient admissions increased 14% over first quarter 2022.

•Adjusted EBITDA excluding grant income in first quarter 2023 was $402 million compared to $510 million in first quarter 2022, reflecting lower COVID-related volume and acuity, partially offset by strong adjusted admissions growth, the receipt of $27 million of cybersecurity insurance proceeds, and improved contract labor costs. First quarter 2022 results included a $69 million gain on the sale of certain medical office buildings and $31 million of revenue associated with the approval of Texas Medicaid supplemental funding programs related to the last four months of 2021.

Conifer Segment

Tenet’s Conifer business segment provides comprehensive end-to-end and focused-point business process services, including hospital and physician revenue cycle management, patient communications and engagement support and value-based care solutions to hospitals, health systems, physician practices, employers, and other clients.

	Three Months Ended March 31,
Conifer segment results ($ in millions)	2023	2022
Net operating revenues	$324	$324
Adjusted EBITDA	$87	$92
Adjusted EBITDA margin	26.9%	28.4%

•First quarter 2023 net operating revenues were flat compared to first quarter 2022. First quarter 2023 net operating revenues from external clients increased 3.8% over first quarter 2022 due to contractual rate increases and new business expansion.

•First quarter 2023 adjusted EBITDA and adjusted EBITDA margin declined compared to first quarter 2022 reflecting previously announced contract changes with Tenet hospitals.

2023 Outlook1

Tenet’s Outlook for full year 2023 (consolidated and by segment) and second quarter 2023 follows:

CONSOLIDATED ($ in millions, except per share amounts)	FY 2023 Outlook	Second Quarter 2023 Outlook
Net operating revenues	$19,800 to $20,200	$4,800 to $5,000
Income from continuing operations available to Tenet common stockholders	$458 to $623	$95 to $130
Adjusted EBITDA	$3,210 to $3,410	$765 to $815
Adjusted EBITDA margin	16.2% to 16.9%	15.9% to 16.3%
Diluted income per common share from continuing operations	$4.24 to $5.79	$0.88 to $1.21
Adjusted net income from continuing operations	$530 to $655	$115 to $140
Adjusted diluted earnings per share from continuing operations	$4.92 to $6.09	$1.07 to $1.30
Equity in earnings of unconsolidated affiliates	$205 to $225	$45 to $55
Depreciation and amortization	$850 to $875	$210 to $220
Interest expense	$870 to $880	$215 to $225
Income tax expense[5]	$285 to $315	$60 to $70
Net income available to NCI	$630 to $680	$145 to $165
Weighted average diluted common shares	~107 million	~106 million
NCI cash distributions	$540 to $580
Net cash provided by operating activities	$1,725 to $2,025
Adjusted net cash provided by operating activities	$1,850 to $2,100
Capital expenditures	$625 to $675
Free cash flow	$1,100 to $1,350
Adjusted free cash flow – continuing operations	$1,225 to $1,425

Ambulatory Segment ($ in millions)	FY 2023 Outlook
Net operating revenues	$3,600 to $3,700
Adjusted EBITDA	$1,435 to $1,495
Total NCI (Facility level)	$520 to $550
Adjusted EBITDA less total NCI	$915 to $945
Changes versus prior year[6]:
Surgical cases volumes	Up 3.0% to 4.0%
Net revenues per surgical case	Up 2.0% to 3.0%

Hospital Segment ($ in millions)	FY 2023 Outlook
Net operating revenues (prior to inter-segment eliminations)	$15,365 to $15,615
Adjusted EBITDA	$1,445 to $1,575
NCI	$20 to $35
Changes versus prior year[6]:
Inpatient admissions	Up 1.0% to 3.0%
Adjusted admissions	Up 2.0% to 4.0%

Conifer Segment ($ in millions)	FY 2023 Outlook
Net operating revenues	$1,285 to $1,335
Adjusted EBITDA	$330 to $340
NCI	$90 to $95

Management’s Webcast Discussion of Results

Tenet management will discuss the Company’s first quarter 2023 results in a webcast scheduled for 10:00 a.m. Eastern Time (9:00 a.m. Central Time) on April 25, 2023. Investors can access the webcast through the Company’s website at www.tenethealth.com/investors.

The slide presentation associated with the webcast referenced above, a copy of this earnings press release, and a related supplemental financial disclosures document will be available on the Company’s Investor Relations website on April 25, 2023.

Cautionary Statement

This release contains “forward-looking statements” - that is, statements that relate to future, not past, events. In this context, forward-looking statements often address the Company’s expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “assume,” “believe,” “budget,” “estimate,” “forecast,” “intend,” “plan,” “predict,” “project,” “seek,” “see,” “target,” or “will.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain, especially with regards to developments related to COVID-19. Particular uncertainties that could cause the Company’s actual results to be materially different than those expressed in the Company’s forward-looking statements include, but are not limited to, the impact of the COVID-19 pandemic and other factors disclosed under “Forward-Looking Statements” and “Risk Factors” in our Form 10-K for the year ended December 31, 2022 and other filings with the Securities and Exchange Commission.

Footnotes

1.Tables and discussions throughout this earnings release include certain financial measures, including those related to our second quarter and full year 2023 Outlook, that are not in accordance with accounting principles generally accepted in the United States of America (GAAP). Reconciliations of GAAP measures to the Adjusted (non-GAAP) measures used are detailed in Tables #1-6 included at the end of this earnings release. Management’s reasoning for the use of these non-GAAP measures and descriptions of the various non-GAAP measures are included in the Non-GAAP Financial Measures section of this earnings release.
2.Same-facility system-wide revenues and statistical information include the results of the facilities in which the Ambulatory segment has an investment that are not consolidated by Tenet. To help analyze the segment’s results of operations, management uses system-wide measures, which include revenues and cases of both consolidated and unconsolidated facilities.
3.For 2023, same-hospital revenues and statistical data include those for hospitals and hospital-affiliated outpatient centers operated by the Company’s Hospital segment continuously from January 1, 2022 through March 31, 2023. Amounts associated with physician practices are excluded.
4.Adjusted admissions represent actual patient admissions adjusted to include outpatient services provided by facilities in our Hospital segment by multiplying actual patient admissions by the sum of gross inpatient revenues and outpatient revenues, then dividing that result by gross inpatient revenues.
5.Income tax expense is calculated by multiplying 24% (the federal corporate tax rate of 21% plus an estimate of state taxes) by the sum of: pretax income less GAAP facility level NCI expense plus permanent differences, and non-deductible interest expense.
6.Change versus prior year is presented on a same-facility system-wide basis for USPI Ambulatory surgical cases and on a same-hospital basis for hospital statistics.

About Tenet Healthcare

Tenet Healthcare Corporation (NYSE: THC) is a diversified healthcare services company headquartered in Dallas. Our care delivery network includes United Surgical Partners International, the largest ambulatory platform in the country, which operates or has ownership interests in more than 465 ambulatory surgery centers and surgical hospitals. We also operate 61 acute care and specialty hospitals, approximately 110 other outpatient facilities, a network of leading employed physicians and a global business center in Manila, Philippines. Our Conifer Health Solutions subsidiary provides revenue cycle management and value-based care services to hospitals, health systems, physician practices, employers and other clients. Across the Tenet enterprise, we are united by our mission to deliver quality, compassionate care in the communities we serve. For more information, please visit www.tenethealth.com.

Contact Information

Investor Contact	Media Contact
Will McDowell	Robert Dyer
469-893-2387	469-893-2640
william.mcdowell@tenethealth.com	mediarelations@tenethealth.com

Non-GAAP Financial Measures

The Company believes the non-GAAP measures described below are useful to investors and analysts because they present additional information on the Company’s financial performance. Investors, analysts, Company management and the Company’s Board of Directors utilize these non-GAAP measures, in addition to GAAP measures, to track the Company’s financial and operating performance and compare the Company’s performance to its peer companies, which use similar non-GAAP financial measures in their presentations and earnings releases. The Human Resources Committee of the Company’s Board of Directors also uses certain of these measures to evaluate management’s performance for the purpose of determining incentive compensation. Additional information regarding the purpose and utility of specific non-GAAP measures used in this release is set forth below.

•Adjusted EBITDA is defined by the Company as net income available (loss attributable) to Tenet common shareholders before (1) the cumulative effect of changes in accounting principles, (2) net loss attributable (income available) to noncontrolling interests, (3) income (loss) from discontinued operations, net of tax, (4) income tax benefit (expense), (5) gain (loss) from early extinguishment of debt, (6) other non-operating income (expense), net, (7) interest expense, (8) litigation and investigation benefit (costs), net of insurance recoveries, (9) net gains (losses) on sales, consolidation and deconsolidation of facilities, (10) impairment and restructuring charges and acquisition-related costs, (11) depreciation and amortization and (12) income (loss) from divested and closed businesses (i.e., health plan businesses). Litigation and investigation costs excluded do not include ordinary course of business malpractice and other litigation and related expenses.
•Adjusted diluted earnings (loss) per share from continuing operations is defined by the Company as Adjusted net income available (loss attributable) from continuing operations to Tenet common shareholders, divided by the weighted average diluted shares outstanding in the reporting period.
•Adjusted net income available (loss attributable) from continuing operations to Tenet common shareholders is defined by the Company as net income available (loss attributable) to Tenet common shareholders before (1) income (loss) from discontinued operations, net of tax, (2) gain (loss) from early extinguishment of debt, (3) litigation and investigation benefit (costs), net of insurance recoveries, (4) net gains (losses) on sales, consolidation and deconsolidation of facilities, (5) impairment and restructuring charges and acquisition-related costs, (6) income (loss) from divested and closed businesses (i.e., health plan businesses) and (7) the associated impact of these items on taxes and noncontrolling interests. Litigation and investigation costs excluded do not include ordinary course of business malpractice and other litigation and related expenses.
•Free Cash Flow is defined by the Company as (1) net cash provided by (used in) operating activities, less (2) purchases of property and equipment for continuing operations.
•Adjusted Free Cash Flow is defined by the Company as (1) Adjusted net cash provided by (used in) operating activities from continuing operations, less (2) purchases of property and equipment from continuing operations.
•Adjusted net cash provided by (used in) operating activities is defined by the Company as cash provided by (used in) operating activities prior to (1) payments for restructuring charges, acquisition-related costs and litigation costs and settlements, and (2) net cash provided by (used in) operating activities from discontinued operations.

The Company believes that Adjusted EBITDA is a useful measure, in part, because certain investors and analysts use both historical and projected Adjusted EBITDA, in addition to other GAAP and non-GAAP measures, as factors in determining the estimated fair value of shares of the Company’s common stock. Company management also regularly reviews the Adjusted EBITDA performance for each operating segment. The Company does not use Adjusted EBITDA to measure liquidity, but instead to measure operating performance.

The Company uses, and believes investors use, Free Cash Flow and Adjusted Free Cash Flow as supplemental non-GAAP measures to analyze cash flows generated from the Company’s operations. The Company believes these measures are useful to investors in evaluating its ability to fund distributions paid to noncontrolling interests or for acquisitions, purchasing equity interests in joint ventures or repaying debt.

These non-GAAP measures may not be comparable to similarly titled measures reported by other companies. Because these measures exclude many items that are included in the Company’s financial statements, they do not provide a complete measure of the Company’s operating performance. For example, the Company’s definitions of Free Cash Flow and Adjusted Free Cash Flow do not include other important uses of cash including (1) cash used to purchase businesses or joint venture interests, or (2) any items that are classified as Cash Flows from Financing Activities on the Company’s Consolidated Statement of Cash Flows, including items such as (i) cash used to repay borrowings, or (ii) distributions paid to noncontrolling interests. Accordingly, investors are encouraged to use GAAP measures when evaluating the Company’s financial performance.

See corresponding reconciliations of the non-GAAP financial measures referred to above to the most comparable GAAP financial measures in Tables #1 - 6 below.

Tenet Healthcare Corporation
Financial Statements and Reconciliations
First Quarter Earnings Release

TENET HEALTHCARE CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

(Dollars in millions, except per share amounts)	Three Months Ended March 31,
	2023	%	2022	%	Change
Net operating revenues	$5,021	100.0%	$4,745	100.0%	5.8%
Grant income	3	0.1%	6	0.1%	(50.0)%
Equity in earnings of unconsolidated affiliates	50	1.0%	46	1.0%	8.7%
Operating expenses:
Salaries, wages and benefits	2,258	45.0%	2,182	46.0%	3.5%
Supplies	891	17.7%	785	16.5%	13.5%
Other operating expenses, net	1,093	21.9%	942	19.9%	16.0%
Depreciation and amortization	217	4.3%	203	4.3%
Impairment and restructuring charges, and acquisition-related costs	21	0.4%	16	0.3%
Litigation and investigation costs	4	0.1%	20	0.4%
Net (gains) losses on sales, consolidation and deconsolidation of facilities	(13)	(0.3)%	1	—%
Operating income	603	12.0%	648	13.7%
Interest expense	(221)		(227)
Other non-operating expense, net	(2)		—
Loss from early extinguishment of debt	—		(43)
Income from continuing operations, before income taxes	380		378
Income tax expense	(84)		(99)
Income from continuing operations, before discontinued operations	296		279
Discontinued operations:
Income from operations	—		1
Income from discontinued operations	—		1
Net income	296		280
Less: Net income available to noncontrolling interests	153		140
Net income available to Tenet Healthcare Corporation common shareholders	$143		$140
Amounts available to Tenet Healthcare Corporation common shareholders
Income from continuing operations, net of tax	$143		$139
Income from discontinued operations, net of tax	—		1
Net income available to Tenet Healthcare Corporation common shareholders	$143		$140
Earnings per share available to Tenet Healthcare Corporation common shareholders:
Basic
Continuing operations	$1.40		$1.29
Discontinued operations	—		0.01
	$1.40		$1.30
Diluted
Continuing operations	$1.32		$1.27
Discontinued operations	—		0.01
	$1.32		$1.28
Weighted average shares and dilutive securities outstanding (in thousands):
Basic	102,289		107,483
Diluted	106,006		112,020

TENET HEALTHCARE CORPORATION
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	March 31,	December 31,
(Dollars in millions)	2023	2022
ASSETS
Current assets:
Cash and cash equivalents	$766	$858
Accounts receivable	2,883	2,943
Inventories of supplies, at cost	407	405
Assets held for sale	142	—
Other current assets	1,671	1,775
Total current assets	5,869	5,981
Investments and other assets	3,175	3,147
Deferred income taxes	14	19
Property and equipment, at cost, less accumulated depreciation and amortization	6,319	6,462
Goodwill	10,258	10,123
Other intangible assets, at cost, less accumulated amortization	1,432	1,424
Total assets	$27,067	$27,156

LIABILITIES AND EQUITY
Current liabilities:
Current portion of long-term debt	$148	$145
Accounts payable	1,192	1,504
Accrued compensation and benefits	602	778
Professional and general liability reserves	256	255
Accrued interest payable	248	213
Liabilities held for sale	23	—
Contract liabilities	76	110
Other current liabilities	1,674	1,471
Total current liabilities	4,219	4,476
Long-term debt, net of current portion	14,935	14,934
Professional and general liability reserves	810	790
Defined benefit plan obligations	330	331
Deferred income taxes	220	217
Other long-term liabilities	1,748	1,800
Total liabilities	22,262	22,548
Commitments and contingencies
Redeemable noncontrolling interests in equity of consolidated subsidiaries	2,225	2,149
Equity:
Shareholders’ equity:
Common stock	8	8
Additional paid-in capital	4,774	4,778
Accumulated other comprehensive loss	(179)	(181)
Accumulated deficit	(660)	(803)
Common stock in treasury, at cost	(2,710)	(2,660)
Total shareholders’ equity	1,233	1,142
Noncontrolling interests	1,347	1,317
Total equity	2,580	2,459
Total liabilities and equity	$27,067	$27,156

TENET HEALTHCARE CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOW
(Unaudited)

	Three Months Ended
(Dollars in millions)	March 31,
	2023	2022
Net income	$296	$280
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	217	203
Deferred income tax expense	8	63
Stock-based compensation expense	14	16
Impairment and restructuring charges, and acquisition-related costs	21	16
Litigation and investigation costs	4	20
Net (gains) losses on sales, consolidation and deconsolidation of facilities	(13)	1
Loss from early extinguishment of debt	—	43
Equity in earnings of unconsolidated affiliates, net of distributions received	11	21
Amortization of debt discount and debt issuance costs	9	8
Pre-tax income from discontinued operations	—	(1)
Net gains from the sale of investments and long-lived assets	(14)	(68)
Other items, net	(2)	4
Changes in cash from operating assets and liabilities:
Accounts receivable	35	(151)
Inventories and other current assets	50	181
Income taxes	76	29
Accounts payable, accrued expenses, contract liabilities and other current liabilities	(230)	(360)
Other long-term liabilities	(9)	(21)
Payments for restructuring charges, acquisition-related costs, and litigation costs and settlements	(24)	(56)
Net cash provided by operating activities	449	228
Cash flows from investing activities:
Purchases of property and equipment	(235)	(155)
Purchases of businesses or joint venture interests, net of cash acquired	(48)	(40)
Proceeds from sales of facilities and other assets	13	148
Proceeds from sales of marketable securities, long-term investments and other assets	9	6
Purchases of marketable securities and equity investments	(18)	(19)
Other items, net	(7)	—
Net cash used in investing activities	(286)	(60)
Cash flows from financing activities:
Repayments of borrowings	(45)	(879)
Proceeds from borrowings	12	2
Repurchases of common stock	(50)	—
Debt issuance costs	—	(3)
Distributions paid to noncontrolling interests	(134)	(135)
Proceeds from the sale of noncontrolling interests	25	4
Purchases of noncontrolling interests	(41)	(14)
Other items, net	(22)	(102)
Net cash used in financing activities	(255)	(1,127)
Net decrease in cash and cash equivalents	(92)	(959)
Cash and cash equivalents at beginning of period	858	2,364
Cash and cash equivalents at end of period	$766	$1,405
Supplemental disclosures:
Interest paid, net of capitalized interest	$(177)	$(166)
Income tax payments, net	$—	$(8)

TENET HEALTHCARE CORPORATION
SEGMENT REPORTING
(Unaudited)

	Three Months Ended
(Dollars in millions)	March 31,
	2023	2022
Net operating revenues (1) :
Ambulatory Care	$905	$738
Hospital Operations and other (prior to inter-segment eliminations)	3,899	3,798
Conifer
Tenet	107	115
Other clients	217	209
Total Conifer revenues	324	324
Inter-segment eliminations	(107)	(115)
Total	$5,021	$4,745

Equity in earnings of unconsolidated affiliates:
Ambulatory Care	$47	$42
Hospital Operations and other	3	4
Total	$50	$46

Adjusted EBITDA (including grant income):
Ambulatory Care	$340	$282
Hospital Operations and other	405	514
Conifer	87	92
Total	$832	$888

Adjusted EBITDA margins (including grant income):
Ambulatory Care	37.6%	38.2%
Hospital Operations and other	10.4%	13.5%
Conifer	26.9%	28.4%
Total	16.6%	18.7%

Adjusted EBITDA margins (excluding grant income):
Ambulatory Care	37.6%	37.9%
Hospital Operations and other	10.3%	13.4%
Conifer	26.9%	28.4%
Total	16.5%	18.6%

Capital expenditures:
Ambulatory Care	$18	$21
Hospital Operations and other	215	132
Conifer	2	2
Total	$235	$155

(1) Net operating revenues include the impact of implicit price concessions and bad debts

TENET HEALTHCARE CORPORATION
Additional Supplemental Non-GAAP disclosures
Table #1 – Reconciliations of Net Income Available to Tenet Healthcare Corporation
Common Shareholders to Adjusted Net Income Available from Continuing Operations to Common Shareholders
(Unaudited)

(Dollars in millions, except per share amounts)	Three Months Ended
	March 31,
	2023	2022
Net income available to Tenet Healthcare Corporation common shareholders	$143	$140
Net income from discontinued operations	—	1
Net income from continuing operations	143	139
Less: Impairment and restructuring charges, and acquisition-related costs	(21)	(16)
Litigation and investigation costs	(4)	(20)
Net gains (losses) on sales, consolidation and deconsolidation of facilities	13	(1)
Loss from early extinguishment of debt	—	(43)
Tax and noncontrolling interests impact of above items	1	9
Adjusted net income available from continuing operations to common shareholders	$154	$210

Diluted earnings per share from continuing operations	$1.32	$1.27
Less: Impairment and restructuring charges, and acquisition-related costs	(0.20)	(0.14)
Litigation and investigation costs	(0.04)	(0.18)
Net gains (losses) on sales, consolidation and deconsolidation of facilities	0.13	(0.01)
Loss from early extinguishment of debt	—	(0.38)
Tax and noncontrolling interests impact of above items	0.01	0.08
Adjusted diluted earnings per share from continuing operations	$1.42	$1.90

Weighted average basic shares outstanding (in thousands)	102,289	107,483
Weighted average dilutive shares outstanding (in thousands)	106,006	112,020

TENET HEALTHCARE CORPORATION
Additional Supplemental Non-GAAP disclosures
Table #2 – Reconciliations of Net Income Available to Tenet Healthcare Corporation
Common Shareholders to Adjusted EBITDA
(Unaudited)

(Dollars in millions)	Three Months Ended
	March 31,
	2023	2022
Net income available to Tenet Healthcare Corporation common shareholders	$143	$140
Less: Net income available to noncontrolling interests	(153)	(140)
Income from discontinued operations, net of tax	—	1
Income from continuing operations	296	279
Income tax expense	(84)	(99)
Loss from early extinguishment of debt	—	(43)
Other non-operating expense, net	(2)	—
Interest expense	(221)	(227)
Operating income	603	648
Litigation and investigation costs	(4)	(20)
Net gains (losses) on sales, consolidation and deconsolidation of facilities	13	(1)
Impairment and restructuring charges, and acquisition-related costs	(21)	(16)
Depreciation and amortization	(217)	(203)
Adjusted EBITDA	$832	$888

Net operating revenues	$5,021	$4,745

Net income available to Tenet Healthcare Corporation common shareholders as a % of net operating revenues	2.8%	3.0%

Adjusted EBITDA as a % of net operating revenues (Adjusted EBITDA margin)	16.6%	18.7%

TENET HEALTHCARE CORPORATION
Additional Supplemental Non-GAAP disclosures
Table #3 – Reconciliations of Net Cash Provided by Operating Activities to Free Cash Flow and Adjusted Free Cash Flow from Continuing Operations
(Unaudited)

(Dollars in millions)	Three Months Ended
	March 31,
	2023	2022
Net cash provided by operating activities	$449	$228
Purchases of property and equipment	(235)	(155)
Free cash flow	214	73
Add back: Medicare Advance Repayments	—	194
Free cash flow – continuing operations, excluding repayments of Medicare Advances	$214	$267

Net cash used in investing activities	$(286)	$(60)
Net cash used in financing activities	$(255)	$(1,127)

Net cash provided by operating activities	$449	$228
Less: Payments for restructuring charges, acquisition-related costs, and litigation costs and settlements	(24)	(56)
Adjusted net cash provided by operating activities from continuing operations	473	284
Purchases of property and equipment	(235)	(155)
Adjusted free cash flow – continuing operations	238	129
Add back: Medicare Advance Repayments	—	194
Adjusted free cash flow – continuing operations, excluding repayments of Medicare Advances	$238	$323

TENET HEALTHCARE CORPORATION
Additional Supplemental Non-GAAP disclosures
Table #4 – Reconciliations of Outlook Net Income Available to Tenet Healthcare Corporation Common Shareholders to Outlook Adjusted Net Income Available from Continuing Operations to Common Shareholders
(Unaudited)

(Dollars in millions, except per share amounts)	Second Quarter 2023		FY 2023
	Low	High	Low	High
Net income available to Tenet Healthcare Corporation common shareholders	$95	$130	$458	$623
Less: Impairment and restructuring charges, acquisition-related costs, and litigation costs and settlements(1)	(25)	(15)	(100)	(50)
Net gains on sales, consolidation and deconsolidation of facilities	—	—	13	13
Tax and noncontrolling interests impact of above items	5	5	15	5
Adjusted net income available from continuing operations to common shareholders	$115	$140	$530	$655

Diluted earnings per share from continuing operations	$0.88	$1.21	$4.24	$5.79
Less: Impairment and restructuring charges, acquisition-related costs, and litigation costs and settlements	(0.24)	(0.14)	(0.94)	(0.47)
Net gains on sales, consolidation and deconsolidation of facilities	—	—	0.12	0.12
Tax and noncontrolling interests impact of above items	0.05	0.05	0.14	0.05
Adjusted diluted earnings per share from continuing operations	$1.07	$1.30	$4.92	$6.09

Weighted average basic shares outstanding (in thousands)	102,000	102,000	103,000	103,000
Weighted average dilutive shares outstanding (in thousands)	106,000	106,000	107,000	107,000

(1)    The figures shown represent the Company's estimate for restructuring charges plus the actual year-to-date results for impairment and restructuring charges, acquisition-related costs, and litigation costs and settlements. The Company does not generally forecast impairment charges, acquisition-related costs, and litigation costs and settlements because it does not believe that it can forecast these items with sufficient accuracy since some of these items are indeterminable at the time the Company provides its financial Outlook.

TENET HEALTHCARE CORPORATION
Additional Supplemental Non-GAAP disclosures
Table #5 – Reconciliations of Outlook Net Income Available to Tenet Healthcare Corporation Common Shareholders to Outlook Adjusted EBITDA
(Unaudited)

(Dollars in millions)	Second Quarter 2023		FY 2023
	Low	High	Low	High
Net income available to Tenet Healthcare Corporation common shareholders	$95	$130	$458	$623
Less: Net income available to noncontrolling interests	(145)	(165)	(630)	(680)
Income tax expense	(60)	(70)	(285)	(315)
Interest expense	(225)	(215)	(880)	(870)
Other non-operating income (expense), net	(5)	—	(20)	(10)
Net gains on sales, consolidation and deconsolidation of facilities	—	—	13	13
Impairment and restructuring charges, acquisition-related costs, and litigation costs and settlements(1)	(25)	(15)	(100)	(50)
Depreciation and amortization	(210)	(220)	(850)	(875)
Adjusted EBITDA	$765	$815	$3,210	$3,410

Income from continuing operations	$95	$130	$458	$623
Net operating revenues	$4,800	$5,000	$19,800	$20,200
Net income available to Tenet Healthcare Corporation common shareholders as a % of net operating revenues	2.0%	2.6%	2.3%	3.1%
Adjusted EBITDA as a % of net operating revenues (Adjusted EBITDA margin)	15.9%	16.3%	16.2%	16.9%

(1)    The figures shown represent the Company's estimate for restructuring charges plus the actual year-to-date results for impairment and restructuring charges, acquisition-related costs, and litigation costs and settlements. The Company does not generally forecast impairment charges, acquisition-related costs, and litigation costs and settlements because it does not believe that it can forecast these items with sufficient accuracy since some of these items are indeterminable at the time the Company provides its financial Outlook.

TENET HEALTHCARE CORPORATION
Additional Supplemental Non-GAAP disclosures
Table #6 – Reconciliations of Outlook Net Cash Provided by Operating Activities
to Outlook Free Cash Flow – Continuing Operations and Outlook Adjusted Free Cash
Flow – Continuing Operations
(Unaudited)

(Dollars in millions)	FY 2023
	Low	High
Net cash provided by operating activities	$1,725	$2,025
Purchases of property and equipment	(625)	(675)
Free cash flow – continuing operations	$1,100	$1,350

Net cash provided by operating activities	$1,725	$2,025
Less: Payments for restructuring charges, acquisition-related costs and litigation costs and settlements(1)	(125)	(75)
Adjusted net cash provided by operating activities – continuing operations	1,850	2,100
Purchases of property and equipment	(625)	(675)
Adjusted free cash flow – continuing operations(2)	$1,225	$1,425
(1)    The figures shown represent the Company's estimate for restructuring payments plus the actual year-to-date payments for restructuring charges, acquisition-related costs, and litigation costs and settlements. The Company does not generally forecast payments for acquisition-related costs, and litigation costs and settlements because it does not believe that it can forecast these items with sufficient accuracy since some of these items are indeterminable at the time the Company provides its financial Outlook.

(2)    The Company’s definition of Adjusted Free Cash Flow does not include other important uses of cash including (1) cash used to purchase businesses or joint venture interests, or (2) any items that are classified as Cash Flows From Financing Activities on the Company’s Consolidated Statement of Cash Flows, including items such as (i) cash used to repay borrowings, and (ii) distributions paid to noncontrolling interests.